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                                                                   EXHIBIT 16.1


September 29, 1998
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



Gentlemen:

We have read and are in agreement with the statements contained in the caption "Change in Accountants" included in Amendment No. 1 to the Registration Statement on Form S-4 of Steel Heddle Mfg. Co. and subsidiaries.


                                       /s/ Ernst & Young LLP